Exhibit 99.1

Viasat Releases Second Quarter Fiscal Year 2022 Financial Results

CARLSBAD, Calif., November 8, 2021—Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced its second quarter fiscal year 2022 financial results in a letter to shareholders, which is now posted to the Investor Relations section of Viasat’s website.

In addition to releasing its second quarter fiscal year 2022 financial results today, Viasat also announced it entered into a definitive agreement to acquire Inmarsat. This release can be found on Viasat’s Investor Relations website here.

In lieu of holding a conference call focused on second quarter fiscal year 2022 financial results, Viasat and Inmarsat will host a conference call and webcast for investors today, November 8, 2021 at 8:00 a.m. Eastern Time to discuss the transaction.

Conference call and webcast information

Date:	November 8, 2021
Time:	8:00 a.m. Eastern Time
Live conference call:	To participate on the live conference call, please dial: (877) 640-9809 in the U.S. or (914) 495-8528 internationally and reference the conference ID 5854938
Live webcast:	Available on Viasat’s investor relations website at: investors.viasat.com

A replay of the conference call will be made available from 11:00 a.m. Eastern Time on November 8, 2021, until 11:00 a.m. Eastern Time on November 10, 2021. To access the replay, please dial: (855) 859-2056 in the U.S. and (404) 537-3406 internationally and enter the conference ID 5854938. The webcast will be archived and available on the Viasat investor relations website for approximately one month immediately following the conference call.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For 35 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Copyright © 2021 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Chris Phillips, Public Relations, +1 (760) 476-2322, Christina.Phillips@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com

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